Exhibit 5.2
August 19, 2011

Uranium Energy Corp. 1111 West Hastings Street, Suite 320 Vancouver, British Columbia Canada V6E 2J3

Ladies & Gentlemen:

            We have acted as special New York counsel to Uranium Energy Corp., a Nevada corporation (the "Company") with respect to the matter as to which we are issuing our opinion in this letter. We understand that this opinion letter will be filed as an exhibit to a registration statement on Form S-3 (such registration statement, as the same may be amended, from time to time, is referred to herein as the "Registration Statement") to be filed by the Company, in connection with the registration by the Company, under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Company from time to time of common shares, par value $0.001 ("Common Shares"), unsecured debentures, notes or other evidences of indebtedness ("Debt Securities"), and certain other securities (collectively, the "Securities"). The aggregate initial offering prices of the Debt Securities that may be offered and sold by the Company pursuant to the Registration Statement will not exceed $50,000,000. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a "Prospectus Supplement") to the prospectus contained in the Registration Statement.

            In connection with this opinion letter, we have examined the proposed form of indenture under which the Debt Securities will be issued, which form is being filed as an exhibit to the Registration Statement. In addition, we have reviewed such questions of New York law as we have considered necessary and appropriate for the purposes of our opinion set forth below.

            In rendering our opinion set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto (including the Company), that such parties had the requisite power and authority (corporate and otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate and otherwise), and duly executed and delivered by such parties and that such agreements or instruments (except the Debt Securities, to the extent of our opinion relating thereto in this opinion letter) are the valid, binding and enforceable obligations of such parties. All assumptions in this opinion letter have been made without any independent investigation or verification on our part, and we express no opinion with respect to the accuracy of such assumptions or items relied upon.

            For purposes of the opinion set forth below, we have also assumed that (a) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness will not have been terminated or rescinded, (b) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing any Debt Securities offered thereby, (c) all Debt Securities will be offered, issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, (d) any definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (e) any securities issuable upon exercise of any Debt Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such exercise, (f) as of the date of the issuance of any Common Shares issuable upon conversion of any convertible Debt Security, there will be a sufficient number of Common Shares authorized and unissued under the Company's then Articles of Incorporation, as amended (the "Articles of Incorporation") and not otherwise reserved for issuance, (g) at the time of issuance of the Debt Securities, the Company will validly exist and be in good standing under the laws of the State of Nevada, and have the necessary power (corporate and otherwise) for such issuance, (h) at the time of issuance of the Debt Securities, such issuance will not violate or conflict with the Articles of Incorporation and the then bylaws of the Company, as amended (the "Bylaws" and collectively with the Articles of Incorporation, the "Charter Documents"), (i) any applicable trust indenture ("Indenture") relating to the issuance of the Debt Securities at the time of issuance of such Debt Securities will have been duly authorized, executed and delivered by the parties thereto and constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, and will comply with the provisions of the Trust Indenture Act of 1939, as amended, and the regulations thereunder, (j) that the terms, execution and delivery of the Debt Securities (i) do not or will not result in breaches of, or defaults under, agreements or instruments to which the Company is bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (ii) will comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (k) any Supplemental Indenture to the Indenture and any Board of Directors resolution and/or any officer's certificate executed and delivered pursuant to any such Indenture, in any such case, pursuant to which the terms of any Debt Securities are established and pursuant to which any Debt Securities are issued, will comply with the Indenture as supplemented, and the form and terms of such Debt Securities will comply with the Indenture as supplemented and any such Board of Directors resolution and/or officer's certificate, and (l) the form and terms of the Debt Securities, when established, the issuance, sale and delivery thereof by the Company, and the incurrence and performance by the Company of its obligations thereunder or in respect thereof will comply with and not violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities. In addition, we have assumed the receipt by each person to whom or for whose benefit a Debt Security is to be issued (collectively, the "Beneficial Holders") of a certificate for such Debt Security or the receipt by The Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Debt Securities of which such Debt Security is one, of a global security then evidencing such Debt Securities.

            Based upon the foregoing, and the qualifications and limitations set forth in this opinion letter, and in reliance thereon, we are of the opinion that with respect to the Debt Securities, when (a) an applicable Indenture or any necessary amendment or supplement thereto or other agreement in respect thereof, if any, has been duly authorized and validly executed and delivered by the Company and the trustee thereunder, (b) any applicable Indenture, if required, has been duly qualified under the Trust Indenture Act of 1939, as amended, if qualification is required thereunder, (c) the specific terms and the issuance and sale of any particular Debt Security have been duly established in accordance with the applicable Indenture, if any, or any necessary amendment thereto or other agreement in respect thereof, if any, and authorized by all necessary action of the Company, and (d) any such Debt Security has been duly authorized, executed, issued, authenticated (if required) and delivered by or on behalf of the Company and the trustee under the applicable Indenture as contemplated by the Registration Statement and/or the applicable Prospectus Supplement either (i) against payment therefor in accordance with the provisions of the applicable Indenture and/or any other agreement or instrument binding upon the Company and the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Company and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement or (ii) upon conversion, exchange, redemption or exercise of any other Security in accordance with the terms of such Debt Security or the instrument governing such Security as approved by the Company pursuant to its Charter Documents and the applicable laws of the State of Nevada for the consideration approved by the Company, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

            The opinion set forth above is subject to, and we express no opinion regarding (a) the validity or enforceability of any provisions that purport to waive or not give effect to rights or notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws, (c) whether acceleration of any Debt Security may affect the collectability of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (d) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (e) consents to, or restrictions upon, governing law, choice of law, jurisdiction, venue, arbitration, remedies or judicial relief, (f) any provision requiring the payment of attorneys' fees, where such payment is contrary to law or public policy, (g) provisions for exclusivity, election of remedies, cumulative rights or remedies, (h) provisions authorizing or validating conclusive or discretionary determinations, (i) grants of setoff rights, (j) general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the availability of equitable remedies to any person or entity including, but not limited to, specific performance and injunctive relief (whether applied by a court of law or equity), (k) the effect of bankruptcy, reorganization, insolvency, fraudulent conveyance, fraudulent transfer, moratorium and other similar laws or equitable principles affecting creditors' rights or remedies (whether applied by a court of law or equity), (l) the effect of applicable law and court decisions which may hereafter limit or render unenforceable certain rights or remedies of any person or entity and (m) the severability, if invalid, of any provisions to the effect of any of the foregoing.

            With respect to our opinion expressed above as it relates to any Debt Securities which may be denominated in a currency other than U.S. dollars, we note that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment, and (ii) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in U.S. dollars, but we express no opinion as to the rate of exchange such Federal court would apply.

            The foregoing opinion is limited to the laws of the State of New York, and we express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Interests of Named Experts and Counsels". In giving this consent, we do not believe or admit that we are "experts" within the meaning of such term used in the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise. Our opinion may be used only while the Registration Statement is effective. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in any facts stated or assumed herein or otherwise or any subsequent changes in applicable law. This opinion is being delivered solely for the benefit of the addressee hereof and such other persons as are entitled to rely upon it pursuant to applicable provisions of the Securities Act; provided however, that this opinion may not be used, quoted, relied upon or referred to for any purpose other than the foregoing purpose.

Sincerely,

"Cozen O'Connor, a Professional Corporation"

COZEN O'CONNOR, A Professional Corporation

/AP